UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2008

Smithfield Foods, Inc.

(Exact Name of Registrant as Specified in Charter)

Virginia	1-15321	52-0845861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2008, Smithfield Foods, Inc., a Virginia corporation (“Smithfield Foods”), and JBS S.A., a company organized and existing under the laws of Brazil (“JBS”), entered into a Stock Purchase Agreement, dated March 4, 2008 (the “JBS Agreement”). Pursuant to the JBS Agreement, Smithfield Foods will sell Smithfield Beef Group, Inc. (“Smithfield Beef”), its beef processing and cattle feeding operation, to JBS for $565.0 million in cash (the “JBS Transaction”).

The sale to JBS will include 100 percent of Five Rivers Ranch Cattle Feeding LLC (“Five Rivers”), which is currently held by Smithfield Beef in a 50/50 joint venture with Continental Grain Company (“CGC,” formerly ContiGroup Companies, Inc.). Smithfield Foods and CGC have entered into a Purchase Agreement, dated March 4, 2008 (the “Five Rivers Agreement” and together with the JBS Agreement, the “Agreements”), pursuant to which, immediately before the closing of the JBS Transaction, Smithfield Beef will acquire from CGC the 50 percent of Five Rivers that it does not presently own in exchange for 2.167 million shares of Smithfield Foods common stock (individually the “Five Rivers Transaction” and together with the JBS Transaction, the “Transactions”). CGC is a beneficial owner of more than 7 percent of Smithfield Foods’ common stock. Paul J. Fribourg, a member of Smithfield Foods’ board of directors, is Chairman, President and Chief Executive Officer of CGC. Michael J. Zimmerman, a Smithfield Foods advisory director, is Executive Vice President and Chief Financial Officer of CGC.

The purchase price for the JBS Transaction is subject to customary adjustments, including adjustments for differences in working capital at closing from agreed-upon targets. Smithfield Foods has made customary representations and warranties in the JBS Agreement, which are sometimes qualified by knowledge and/or materiality. The JBS Agreement also includes customary covenants relating to Smithfield Beef’s conduct of its business between the date of signing the JBS Agreement and the date of closing of the JBS Transaction. The JBS Transaction remains subject to certain customary closing conditions, including expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The JBS Agreement may be terminated under certain circumstances, including by mutual written consent of both Smithfield Foods and JBS or by either party if the JBS Transaction has not been consummated on or before the first anniversary of the signing date.

The JBS Transaction excludes substantially all live cattle inventories held by Smithfield Beef and Five Rivers as of the closing date, together with the associated debt. Live cattle currently owned by Five Rivers will be transferred to a new 50/50 joint venture between Smithfield Foods and CGC, while live cattle currently owned by Smithfield Beef will be transferred to another subsidiary of Smithfield Foods. The excluded live cattle will be raised by JBS after closing for a negotiated fee and then sold at maturity at market-based prices. Proceeds from the sale of the excluded live cattle will be paid in cash to the Smithfield Foods/CGC joint venture or to Smithfield Foods, as appropriate. Smithfield Foods believes that most of the live cattle inventories will be sold within six months after closing, with substantially all sold within 12 months after closing. The proceeds from the sale of Smithfield Beef’s live cattle inventories, together with Smithfield Foods’ 50 percent interest in Five Rivers’ cattle inventory, net of the associated debt, are expected to be in excess of $200 million.

The purchase price for the Five Rivers Transaction is also subject to customary adjustments, including an adjustment for any difference in working capital and certain asset values at closing from the agreed-upon targets. The Five Rivers Agreement includes customary representations and warranties and covenants, including covenants relating to cooperation in obtaining approvals and Five Rivers’ conduct of its business between the date of signing the Five Rivers Agreement and the date of closing the Five Rivers Transaction.

The Transactions are expected to close simultaneously as soon as possible subject to customary regulatory review and closing conditions. Smithfield Foods expects that the net proceeds of the Transactions will be used primarily for debt reduction.

The foregoing descriptions of the Agreements are not complete and are qualified in their entirety by references to the JBS Agreement and the Five Rivers Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of Smithfield Foods’ common stock to CGC in connection with the Five Rivers Transaction has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be conducted in reliance on the exemption for nonpublic offerings provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and analogous state securities law provisions.

Item 7.01. Regulation FD.

On March 5, 2008, Smithfield Foods issued a press release announcing the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by Smithfield Foods under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1 Stock Purchase Agreement, dated March 4, 2008, by and among Smithfield Foods, Inc., and JBS S.A.*

2.2 Purchase Agreement, dated March 4, 2008, by and among Continental Grain Company, ContiBeef LLC, Smithfield Foods, Inc., and MF Cattle Feeding, Inc.*

99.1 Press release, issued by Smithfield Foods, Inc. on March 5, 2008, announcing the Transactions.

*	Pursuant to Rule 601(b)(2) of Regulation S-K, Smithfield Foods agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibits 2.1 and 2.2.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this report are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to the expected timing, completion and effects of the proposed Transactions. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the control of Smithfield Foods. Due to known and unknown risks, actual results may differ materially from expectations or projections. Smithfield Foods does not undertake any obligations to update any forward-looking statement, whether written or oral, relating to matters discussed in this report.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the parties may be unable to obtain governmental and regulatory approvals required for the Transactions; required governmental or regulatory approvals may delay the Transactions or result in the imposition of conditions that could cause the parties to abandon the Transactions; the parties may be unable to complete the Transactions because, among other reasons, conditions to the closing of the Transactions may not be satisfied or waived; or other factors that may be referred to in Smithfield Foods’ reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by Smithfield Foods will not materially and adversely affect future events. Viewers of this report are cautioned to consider these risks and uncertainties and not to place undue reliance on the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 5, 2008

SMITHFIELD FOODS, INC.

By:	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.:	Description:
2.1	Stock Purchase Agreement, dated March 4, 2008, by and among Smithfield Foods, Inc., and JBS S.A.

2.2	Purchase Agreement, dated March 4, 2008, by and among Continental Grain Company, ContiBeef LLC, Smithfield Foods, Inc., and MF Cattle Feeding, Inc.

99.1	Press release, issued by Smithfield Foods, Inc. on March 5, 2008, announcing the Transactions.